UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Dr. Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Multi-Fineline Electronix, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 17, 2016 (the “Annual Meeting”). The stockholders considered five proposals, including a proposal to approve a Merger Agreement and Plan of Merger (the “Merger Agreement”) that the Company entered into on February 4, 2016 with Suzhou Dongshan Precision Manufacturing Co., Ltd. (“Parent”) and Dragon Electronix Merger Sub Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), under which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and an indirect subsidiary of Parent. Each of the proposals is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2016 and as supplemented by the Company’s proxy statement supplement filed with the SEC on June 8, 2016.

At the Annual Meeting, 23,021,502 shares of the Company’s common stock, which represents 93.45% of the outstanding shares entitled to vote as of the record date of May 18, 2016, were represented in person or by proxy, constituting a quorum. The final voting results of the matters voted on at the Annual Meeting are set forth below.

Proposal 1: Approval of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
21,378,149	5,214	72,829	1,565,310

The foregoing proposal was approved. The consummation of the Merger remains subject to other specified closing conditions including, among others, the registration with and/or approval by the State Administration of Foreign Exchange of the People’s Republic of China, or its competent local counterpart, in connection with the Merger, including registration and/or approvals for conversion of Chinese renminbi funds into U.S. dollar funds and transfer of U.S. dollar funds to Merger Sub or the holders of common shares of the Company. The Company expects to complete the Merger during the third quarter of 2016.

Proposal 2: Non-binding, advisory vote to approve certain compensation payable or that may become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
20,397,710	980,354	78,128	1,565,310

The foregoing proposal was approved.

Proposal 3: Election of one Class III director to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2019 annual meeting of stockholders, or until his successor is duly elected and qualified:

Director	For	Withheld	Broker Non-Votes
Reza Meshgin	21,354,330	101,862	1,565,310

The foregoing candidate was elected and received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 4: Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

For	Against	Abstain
22,942,101	68,569	10,832

The foregoing proposal was approved.

Proposal 5: Non-binding, advisory vote to approve the compensation of the Company’s named executive officers in fiscal year 2015:

For	Against	Abstain	Broker Non-Votes
21,377,096	67,892	11,204	1,565,310

The foregoing proposal was approved.

Forward Looking Statements

This Current Report on Form 8-K, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” “estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed Merger, including the receipt of certain governmental and regulatory approvals in the PRC, (iii) the state of the credit markets generally and the availability of financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the proposed Merger on the Company’s business, operating results, and relationships with customers, suppliers and others, (vi) risks that the proposed Merger may disrupt the Company’s current plans and business operations, (vii) potential difficulties retaining employees as a result of the proposed Merger, (viii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed Merger, or the approval of any proposed settlement of such legal proceedings. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which the Company operates, including recent volatility in the Company’s key industry segments, (ii) the Company’s ability to diversify its product applications, expand its customer base, and enter into new market segments as a result of the proposed Merger, and (iii) other events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 and its Annual Report on Form 10-K for the period ended December 31, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: June 17, 2016
	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer